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                                                                     Exhibit 4.1

                           BENTON OIL AND GAS COMPANY

                             1999 STOCK OPTION PLAN

      1.  PURPOSE OF THE PLAN

      The 1999 Stock Option Plan (the "Plan") is intended to provide additional incentive to certain valued and trusted directors, employees and consultants of Benton Oil and Gas Company, a Delaware corporation, and its subsidiaries or other affiliates (Benton Oil and Gas Company and/or its subsidiaries and other affiliates, as the context may require, is/are referred to herein as the "Company"), by encouraging them to acquire shares of the $.01 par value common stock of the Company (the "Stock") through options to purchase Stock granted pursuant to the Plan ("Options"), thereby increasing such directors', employees' and consultants' proprietary interest in the business of the Company and providing them with an increased personal interest in the continued success and progress of the Company, the result of which will promote both the interests of the Company and its shareholders.

      Options granted under the Plan will be either options intended to qualify as incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), subject to paragraph 15 or non-qualified options ("NQOs"). Each director or employee granted an Option (an "Optionee") shall enter into an agreement with the Company (the "Option Agreement") setting forth the terms and conditions of the Option, as determined in accordance with this Plan.

      2.  ADMINISTRATION OF PLAN

      This Plan shall be administered by the Compensation and Stock Option Committee of the Board of Directors of the Company (the "Committee"), to be composed of two (2) or more members of the Board of Directors of the Company who shall be appointed from time to time by the Board of Directors. The Committee shall have the sole and absolute power to make all determinations with respect to the administration of the Plan:

      a. Subject to the provisions of the Plan, to determine the terms and conditions, of all Options; to construe and interpret the Plan and Options granted under it; to determine the time or times an Option may be exercised, the number of shares as to which an Option may be exercised at any one time, and may when an Option may terminate; to establish, amend and revoke rules and regulations relating to the Plan and its administration; and to correct any defect, supply any omission, or reconcile any inconsistency in the Plan, or in any Option Agreement, in a manner and to the extent it shall deem necessary, all of which determinations and interpretations made by the Committee shall be conclusive and binding on all Optionees, any other holders of Option and on their legal representatives and beneficiaries;

      b. To determine all questions of policy and expediency that may arise in the administration of the Plan and generally exercise such powers and perform such acts as are deemed necessary or expedient to promote the best interests of the Company; and

      c. Except to the extent prohibited by, or impermissible in order to obtain treatment desired by the Committee under, applicable law or rule, to allocate or delegate all or any portion of its powers and responsibilities to any one or more of its members or to any person(s) selected by it, subject to revocation or modification by the Committee of such allocation or delegation.

      3.  SHARES SUBJECT TO THE PLAN

      Subject to the provisions of paragraph l3 below, the Stock which may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 2,500,000 shares. If any Options granted under the Plan terminate, expire or are surrendered without having been exercised in full, the number of shares of Stock not purchased under such Options shall be available again for the purpose of the Plan.


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      4.  PERSONS ELIGIBLE FOR OPTIONS

      a. All directors, employees and consultants of the Company shall be eligible to receive the grant of Options under the Plan. The Committee shall determine the employees, directors and consultants to whom Options shall be granted, the time or times such Options shall be granted, the type of Option to be granted, the number of shares to be subject to each Option and the times when each Option may be exercised; provided, however, no Optionee shall be granted during any calendar year Options under the Plan to purchase more than 250,000 shares of Stock. An Optionee, if he or she is otherwise eligible, may be granted additional Options. An employee, director or consultant may be granted ISOs or NQOs or both under the Plan; provided, however, that the grant of ISOs and NQOs to an employee, director or consultant shall be the grant of separate Options and each ISO and each NQO shall be specifically designated as such in accordance with the applicable provisions of the Department of Treasury regulations.

      b. With respect to the granting of ISOs only, no ISO will be granted to an Optionee, and an attempted grant of such an ISO will be void, if the aggregate Fair Market Value Per Share (as defined below), determined by the Committee at the time an ISO is granted, of the Stock with respect to which the ISO and previously granted ISOs are exercisable for the first time by such Optionee during any calendar year (under all such plans of the Company) exceeds $100,000 or such other amount as may be specified in Section 422(d) of the Code.

      5.  PURCHASE PRICE

      a. The purchase price of each share of Stock covered by each ISO shall not be less than one hundred percent (100%) of the Fair Market Value Per Share (as defined below) of the Stock on the date the ISO is granted; provided, however, if when an ISO is granted the Optionee receiving the ISO owns or will be considered to own by reason of Section 424(d) of the Code more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the purchase price of the Stock covered by such ISO shall not be less than one hundred and ten percent (110%) of the Fair Market Value Per Share of the Stock on the date the ISO is granted. The purchase price of each share of Stock covered by each NQO shall be set from time to time by the Committee.

      b. "Fair Market Value Per Share" of the Stock shall mean: (i) if the Stock is not publicly traded, the amount determined by the Committee on the date of the grant of the Option; (ii) if the Stock is traded only otherwise than on a securities exchange and is not reported on The Nasdaq National Market ("Nasdaq"), the closing quoted selling price of the Stock on the date of grant of the Option as quoted in "pink sheets" published by the National Daily Quotation Bureau; (iii) if the Stock is traded only otherwise than on a securities exchange and is reported on Nasdaq, the closing Nasdaq reported sales price of the Stock on the date of grant of the Option, as reported in the Wall Street Journal; or (iv),if the Stock is admitted to trading on a securities exchange, the closing quoted selling price of the Stock on the date of grant of the Option, as reported in the Wall Street Journal. For purposes of Items (i) through (iv) of this paragraph, if there were no sales on the date of the grant of an Option, the Fair Market Value Per Share shall be determined by the Committee in accordance with Section 20.2031-2 of the Federal Estate Tax Regulations.

      6.  DURATION OF OPTIONS

      Subject to earlier termination as provided herein, any outstanding Option and all unexercised rights thereunder shall expire and terminate automatically upon the earlier of (i) the cessation of the employment of the Optionee by the Company for any reason other than retirement under normal Company policies, death or disability or, as to Options received as a director, the cessation of service as a director or consultant of the Company other than by reason of death or disability; (ii) the date which is three months following the effective date of the Optionee's retirement from the Company's service under normal Company policies; (iii) the date which is one year following the date on which the Optionee's service with the Company (as an employee, consultant or a director, as applicable) ceases due to death or disability, (iv) the date of expiration or termination of the Option determined by the Committee at the time the Option is granted; and (v) the tenth (10th) annual anniversary date of the granting of the Option, or, if when an ISO is granted the Optionee owns (or would be considered to own by reason of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, then on the fifth (5th) such anniversary; provided, however, that the Committee shall have the right, but

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  not the obligation, to extend the expiry of some or all of the Options held by an Optionee whose service with the Company as an employee, consultant or a director has ceased for any reason to a date up to the end of their original terms, notwithstanding that such Options may no longer qualify as ISOs under the Code.

      7.  EXERCISE OF OPTIONS

      An Option may be exercisable in installments or otherwise upon such terms as the Committee shall determine when the Option is granted. As a condition of the exercise, in whole or in part, of any Option, the Committee may require the Optionee to pay, in addition to the purchase price of the Stock covered by the Option, an amount equal to any Federal, state, local and foreign taxes that may be required to be withheld in connection with the exercise of such Option. Notwithstanding the foregoing, the Committee may authorize the Company's officers to establish procedures for the satisfaction of an Optionee's withholding tax liability incurred upon exercise of an Option by enabling the Optionee to authorize the Company to retain from the total number of shares to be issued pursuant to such Option exercise that number of shares (based on the then Fair Market Value Per Share as determined by the Committee) that will satisfy the withholding tax due.

      8.  METHOD OF EXERCISE

      a. When the right to purchase shares accrues, Options may be exercised by giving written notice to the Company stating the number of shares for which the Option is being exercised, accompanied by payment in full by cash, or its equivalent, acceptable to the Company, of the purchase price for the shares being purchased and, if applicable, any Federal, state, local or foreign taxes required to be withheld in accordance with the provisions of paragraph 7 above. Such additional or different procedures or requirements for the exercise of Options may be established from time to time by or as directed by the Committee.

      b. In the Committee's discretion, payment of the purchase price for the shares may be made in whole or in part with other shares of Stock of the Company which are free and clear of all liens and encumbrances. The value of the shares of Stock tendered in payment for the shares being purchased shall be the Fair Market Value Per Share on the date of the Optionee's notice of exercise.

      c. Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the shares for such period as may be required for the Company, with reasonable diligence, to comply with any applicable listing requirements of any national securities exchange or Nasdaq or any Federal, state, local or foreign law. If the Optionee, or other person entitled to exercise the Option, fails to timely accept delivery of and pay for the shares specified in such notice, the Committee shall have the right to terminate the Option with respect to such shares.

      9.  CHANGE OF CONTROL PROVISIONS

      a. Impact of Event. Notwithstanding any other provision of the Plan or the Option Agreement to the contrary, in the event of a Change of Control, any Options outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant.

      b. Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

        (i) The acquisition by any individual, entity or group (with the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 51% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any

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      employee benefit plan (or related trust) sponsored or maintained by the
      Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 9; or

        (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

        (iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially won, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

        (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

      10.  TRANSFERABILITY OF OPTIONS

      Except as otherwise determined by the Committee, no Option granted under the Plan shall be assignable or transferable by the Optionee, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and, during the lifetime of the Optionee, shall be exercisable only by the Optionee.

      11.  CONTINUANCE OF EMPLOYMENT

      Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Optionee any rights with respect to the continuation of employment by the Company or interfere in any way with the right of the Company (subject to the terms of any separate employment agreement to the contrary) at any time to terminate such employment or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the granting of any Option.


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      12.  RESTRICTIONS ON SHARES

      If the Company shall be advised by counsel that certain requirements under the Federal, state or foreign securities laws must be met before Stock may be issued under this Plan, the Company shall notify all persons who have been issued Options, and the Company shall have no liability for failure to issue Stock under any exercise of Options because of delay while such requirements are being met or the inability of the Company to comply with such requirements.

      13.  PRIVILEGE OF STOCK OWNERSHIP

      No person entitled to exercise any Option granted under the Plan shall have the rights or privileges of a shareholder of the Company for any shares of Stock issuable upon exercise of such Option until such person has become the holder of record of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date on which such person becomes the holder of record, except as provided in paragraph 13 below.

      14.  ADJUSTMENT

      a. If the number of outstanding shares of Stock are increased or decreased, or such shares are exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination of shares, or other similar transaction, the aggregate number of shares of Stock subject to the Plan as provided in paragraph 3 above, the maximum number of shares under Options that may be granted to an Optionee during any calendar year specified in paragraph 4(a) above, and the shares subject to issued and outstanding Options under the Plan shall be appropriately and proportionately adjusted by the Committee. Any such adjustment in an outstanding Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security covered by the Option. In the event the Committee determines that any dividend or other distribution (whether in the form of cash, shares of Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Stock or other securities of the Company, or other similar transaction or event affects the shares of Stock or other securities or property then covered by Options such that an adjustment other than as provided in the foregoing portion of this subparagraph (a) is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan and Options granted thereunder, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of stock (or other securities or property) which thereafter may be made the subject of Options, (ii) the number and kind of shares of stock (or other securities or property) subject to outstanding Options, (iii) the purchase price with respect to any outstanding Options, or, if deemed appropriate, make provision for a cash payment to the holders of outstanding Options, and (iv) the aggregate number of shares of Stock or number and kind of other securities or property subject to the Plan and the maximum number of shares or other securities or property under Options that may be granted to an Optionee during any calendar year specified in paragraph 4(a) above.

      b. Notwithstanding subparagraph (a) of this paragraph, upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more entities as a result of which the Company is not the surviving or resulting entity, or upon a sale of substantially all of the assets of the Company or the transfer of more than 80% of the then outstanding Stock of the Company to another entity or person, the Plan and any Options granted under the Plan shall terminate upon the consummation of the transaction (provided, such Options may be exercised effective simultaneously with such consummation to the extent otherwise exercisable, giving effect to any acceleration thereof by reason of such consummation), and the Committee shall have the right, but shall not be obligated, to accelerate the time in which any Option may be exercised prior to such termination, unless provision shall be made in writing in connection with such transaction for the continuance of the Plan, for the assumption of Options previously granted or the substitution for such Options of new options to purchase the stock of a successor or resulting entity, or parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and the option price, in which event the Plan and Options previously granted shall continue in the

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    manner and under the terms so provided; provided, however, that the
    Committee or the Board of Directors shall have the authority to amend this paragraph to provide for a requirement that a successor or resulting entity assume any outstanding Options.

      c. Adjustments under this paragraph shall be made by the Committee whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan or in connection with any such adjustment.

      15. AMENDMENT AND TERMINATION OF PLAN AND SHAREHOLDER APPROVAL

      a. The Board of Directors of the Company, may, from time to time, suspend or terminate the Plan or amend or revise the terms of the Plan; provided that if and to the extent required by applicable law or rule, any such amendment to the Plan shall be subject to approval by a majority of votes cast at a meeting of shareholders at which a quorum representing a majority of the Stock is present in person or by proxy or such other vote as may be required by such law or rule.

      It is currently not anticipated that the Plan will be submitted to the shareholders of the Company for approval and therefore, ISO's would not be granted under the Plan. However, if the Plan is approved by the shareholders, or is otherwise eligible for ISO's, then the Options granted may be ISO's from the date of adoption forward.

      b. Subject to the provisions in paragraph 14 above, the Plan shall terminate on November 12, 2009.

      c. Subject to the provisions in paragraph 14 above, no amendment, suspension or termination of this Plan shall, without the consent of the Optionee, adversely affect the rights of such Optionee under any Option previously granted to such Optionee under the Plan.

      16. EFFECTIVE DATE OF PLAN

    The Plan shall become effective November 12, 1999.

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